Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-61487 and 333-134831) of Norwood Financial Corp. of our reports dated March 10, 2009, relating to the consolidated financial statements and Norwood Financial Corp.’s internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Lancaster, Pennsylvania

March 10, 2009